Exhibit 23.2
CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in Registration Statement Nos. 333-3946 and 333-3948 of Home Building Bancorp, Inc. on Form S-8, of our report dated November 4, 1999 contained in Exhibit 99 to Home Building Bancorp, Inc.'s Annual Report on Form 10-KSB for the fiscal year ended September 30, 2000.



/s/ Kemper CPA Group, LLC
-------------------------
KEMPER CPA GROUP LLC

Mt. Carmel, Illinois
December 27, 2000